EXHIBIT 23.1



                   [H.J. Gruy and Associates, Inc. letterhead]





                    CONSENT OF H.J. GRUY AND ASSOCIATES, INC.


We hereby consent to the use of the name H.J. Gruy and Associates, Inc. and of references to H.J. Gruy and Associates, Inc. and to the inclusion of and references to our report, or information contained therein, dated February 14, 2002, prepared for Swift Energy Company in the Registration Statement on Form S-3 of Swift Energy Company for the filing dated on or about March 19, 2002.



                             H.J. Gruy and Associates, Inc.



                             By: /s/ Marilyn Wilson
                                 Marilyn Wilson
                                 President and Chief Operating Officer


Houston, Texas
March 19, 2002